Exhibit (c)(5)

Discussion Materials July 13, 2009 Project Veritas DRAFT Privileged and Confidential Prepared at the Request of Counsel

PROJECT VERITAS

DISCUSSION MATERIALS

JULY 13, 2009

DRAFT Privileged and Confidential Prepared at the Request of Counsel Key Sol Structuring Issues and Considerations Structure and timing of potential transactions will have to take into account several key issues Regulatory timeline Disclosure requirements Funding requirements Implications of Sol and Ignis Coordination Agreement Communication with respect to transaction Alternatives to Ignis transaction Financing implications – potential debt for equity conversion Special committee issues BCE role and implications under various structuring alternatives Potential for shareholders to take equity in NewCo vs. cash

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Pro Forma Ownership Hortus control of 75% of Sol post exercise of its “in the money” warrants and conversion of its non-voting to voting shares Potential further dilution from additional outstanding options and warrants, as well as existing agreements Non-Voting to Voting Total Voting Total Economic Non-Voting Voting Conversion Adjustments With Conversion Shares Shares Shares (%) Shares (%) Shares (%) Shares (%)¹ Hortus Share Ownership 29,946,362 23,452,480 47.8% 9,365,422 1.7% 32,817,902 49.5% 53,398,842 38.8% Shares Held in Escrow Apollo 442,825 0.9% 442,825 0.7% Wells Fargo 7,906,737 1,634,708 3.3% 9,541,445 14.4% Total Common Stock 7,906,737 2,077,533 4.2% 10.8% 9,984,270 15.1% 9,984,270 7.2% Total Common Stock Control 37,853,099 25,530,013 52.1% 9,365,422 12.5% 42,802,172 64.6% 63,383,112 46.0% Warrants2,3,4 Total Warrants 28,750,000 37.0% 28,750,000 30.2% 28,750,000 20.9% Total Control (Including Warrants) 37,853,099 54,280,013 69.8% 71,552,172 75.3% 92,133,112 66.9% Other Shareholders 22,105,400 23,492,774 30.2% 23,492,774 24.7% 45,598,174 33.1% Fully Diluted Shares Outstanding 59,958,499 77,772,787 100.0% 95,044,946 100.0% 137,731,286 100.0% Source: Sol management presentation Notes: 1 Represents ownership of fully diluted shares outstanding 2 The warrants may be exercised for voting or non-voting shares 3 Exclusive of ten-year warrants to purchase 9.1 million shares of the Company’s common stock, with an exercise price of $10 per share 4 Excludes Series 2A Warrants

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Analysis of Other Significant Sol Shareholders Several hedge fund holders with sizeable equity positions are veteran spectrum investors, with potential interest in participating in a Sol privatization transaction Potential further dilution to voting positions from Ignis Coordination Agreement Voting Voting (Current) Shares Voting (Current) (post- Conv) Shares Voting (post- Conv) Non- Voting Shares Total Shares Market Value ($mm) (000s) (%) (000s) (%) (000s) (000s) (%) Current ² $3.00 $4.00 $5.00 $6.00 Total Hortus Control (with Warrants)1 54,280 69.8% 71,552 75.3% 92,133 66.9% $258.0 $276.4 $368.5 $460.7 $552.8 Total Non-Hortus Ownership 23,493 30.2% 23,493 24.7% 45,598 33.1% 127.7 136.8 182.4 228.0 273.6 BCE———22,105 22,105 16.0% 61.9 66.3 88.4 110.5 132.6 Columbia Capital 5,553 7.1% 5,553 5.8%—5,553 4.0% 15.5 16.7 22.2 27.8 33 3 Solus 4,750 6.1% 4,750 5.0%—4,750 3.4% 13.3 14.3 19.0 23.8 28.5 Bay Harbour 3,055 3.9% 3,055 3.2%—3,055 2.2% 8.6 9.2 12.2 15.3 18 3 Och Ziff 2,228 2.9% 2,228 2.3%—2,228 1.6% 6.2 6.7 8.9 11.1 13.4 George Hayward 625 0.8% 625 0.7%—625 0.5% 1.7 1.9 2.5 3.1 3.7 Millenium 350 0.5% 350 0.4%—350 0.3% 1.0 1.1 1.4 1.8 2.1 Tudor 320 0.4% 320 0.3%—320 0.2% 0.9 1.0 1.3 1.6 1.9 16,880 21.7% 16,880 17.8% 38,985 28.3% 109.2 117.0 155.9 194.9 233.9 Total Hortus and Potential Partners 71,160 91.5% 88,432 93.0% 131,118 95.2% $367.1 $393.4 $524.5 $655.6 $786.7 Alexander Good 936 1.2% 936 1.0%—936 0.7% 2.6 2.8 3.7 4.7 5.6 Scott Macleod 557 0.7% 557 0.6%—557 0.4% 1.6 1.7 2.2 2.8 3.3 Other Shareholders 5,121 6.6% 5,121 5.4%—5,121 3.7% 14.3 15.4 20.5 25.6 30.7 Ignis4—————0.0 Total Remaining Ownership 6,613 8.5% 6,613 7.0% 22,105 6,613 4.8% $18.5 $19.8 $26.5 $33.1 $39.7 Total Shares Outstanding 77,773 95,045 137,731 100.0% 385.6 413.2 550.9 688.7 826.4 Source: Sol management presentation, Proxy filing Notes: 1 Inclusive of Sol shares held by Hortus directly and in Escrow 2 Based on Sol share price of $2.80 at closing on 07-10-2009 Cumulative Public Potentially Friendly Shareholders

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Stock Price Performance Source: FactSet Sol shares have declined approximately 30% from trading levels at the time of the original master agreement announcement Uncertain market reaction to warrant exercise, driven by conflicting factors: – Shareholder dilution – Low float (21k shares per day on average) – Expectation of potential transaction 07/10/08 09/19/08 12/03/08 02/13/09 04/28/09 07/10/09 0 20 40 60 80 100 120 140 (29.9%) (49.1%) (81.1%) (56.9%) (12.4%) S&P 500 Sol ICOG Taurus Ignis July 25, 2008—$4.00 (pre-announcement) Sol and Hortus announce original master agreement for acquisition of Ignis Current Price Sol $2.80 Ignis (lc) £5.37 Ignis ($) $8.70 Ignis S&P 500 Sol Taurus ICOG

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Overview of Sol Take-Private Alternatives Selection of a Take-Private alternative will depend on Hortus willingness to engage Sol Special Committee and availability of Hortus or third party financing REDACTED FOR PRIVILEGE

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Take-Private Sequencing Sol Take Private Options Funding Available Funding Unavailable or Limited Note: 1 Potential to refund financing from Sol balance sheet cash immediately after transaction closing 2 Funding requirement is greatly reduced if BCE agrees to exchange Sol shares into SPV shares Negotiate with Special Committee Public Tender Offer Negotiate with Special Committee Private Market Purchase Negotiate acquisition with Sol Board of Directors and Special Committee Shareholder Vote Launch “Pure Resources” Public Tender Offer directly to shareholders to acquire >90% of Sol voting stock Squeeze-out minority shareholders after 90% of shares are acquired Private Market Purchase Privately approach major third party shareholders to acquire >90% of Sol voting stock Squeeze-out minority shareholders after 90% of shares are acquired Finalize short-form merger Negotiate acquisition with Sol Board of Directors and Special Committee, contingent on additional transactions Negotiate standalone or Ignis transactions and obtain financing Close transactions concurrently Privately approach major third party shareholders to exchange Sol stock for SPV equity and acquire >90% voting stake Obtain Hortus or third party financing to squeeze-out minority shareholders (including BCE) after >90% of shares are acquired1,2 Privately approach major third party shareholders to exchange Sol stock for SPV equity and acquire >90% voting stake Negotiate acquisition with Sol Board of Directors and Special Committee to use cash from Sol’s balance sheet to buy out BCE Finalize short-form merger Step 1 Step 2 Step 3 Step 1 Step 2 Step 3 Finalize Take-Private Finalize short-form merger Shareholder Vote and finalize Take-Private Private Market Purchase and Special Committee UBS

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Private Market Purchase Summary Description Develop SPV investment thesis Determine optimal strategic option post-Sol privatization – pursue Ignis privatization – lease Ignis spectrum as per Coordination Agreement – pursue non-Ignis alternatives (e.g. Taurus) Privately approach major third party shareholders1 to acquire a >90% stake Offer to exchange Sol stock for SPV equity at a pre-determined price (e.g. $3.00/share): – potentially offer put/call option structure in private entity, or cash/stock option at transaction close Approach BCE with an offer to exchange Sol shares into SPV shares – potential offer of incremental incentives in Canada to encourage participation Obtain Hortus or third party financing to squeeze out minority shareholders2 after >90% of shares are acquired Create SPV and draft investor agreements – address regulatory contingencies, governance rights and offer provisions Finalize financing for any cash component of transaction Obtain regulatory approvals and finalize short-form merger Considerations Anticipated comfort level of equity investors in investing in Sol standalone vs. Sol and Ignis combination Relative price of Ignis privatization vs. agreed Ignis lease structure Ignis lease option contingent on Sol ability to lease Ignis spectrum based on current agreement Put/call option structure on SPV shares provides a liquidity option for investors following Hortus negotiations of additional transactions Ability to convert BCE shares into voting is limited by the Master Contribution and Support Agreement Potential for Hortus to offer a debt for equity exchange at the predetermined price to encourage participation Requirement to fund or source approximately $86mm in funding prior to execution of additional transaction – funding requirement is reduced to approximately $20mm if BCE agrees to exchange Sol shares into SPV shares Potential to enter into agreements prior to regulatory approval3 Requirement to negotiate investor agreements with multiple sophisticated parties – Incorporation of flexibility to accommodate future transactions will be a key consideration Potential social issues Requirement for Hortus and other 13-D filers to disclose any agreement immediately Potential 16(b) issue if SPV contains non-Hortus owners Regulatory approvals and foreign ownership prior to completion of transaction Potential to refund financing from Sol balance sheet cash immediately after transaction closing Potential need for additional funding depending on choice of put/call or cash/stock option of potential key holders Notes: 1 Columbia, Solus, Bay Harbour, and Och Ziff 2 May exclude BCE if it agrees to exchange Sol shares into SPV shares 3 Assuming explicit statement regarding conditionality on regulatory approval Step 1A Step 1B Step 2 Step 3A Step 3B Initiation Date +4 Weeks +6 Weeks REDACTED FOR PRIVILEGE REDACTED FOR PRIVILEGE

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Liquidity Analysis Q1 Q2—Q4 FYE FYE FYE FYE ($ in millions) 2009A 2009E 2009E 2010E 2011E 2012E FINANCIAL SUMMARY Revenue $7.8 $27.7 $35.5 $36.6 $37.7 $38.8 % Growth (Decline) 3 0% 3 0% 3 0% 3 0% Operating Expenses (23.0) (75.8) (98.8) (101.8) (104.8) (108.0) % Growth (Decline) 4 8% 3 0% 3 0% 3 0% 3 0% Cash Burn Before Capex (15.2) (48.1) (63.3) (65.2) (67.1) (69.1) Capital Expenses (15.7) (129.1) Satellite and ground system (71.4) (50.0) (0.9) 0.0 Chipset and base station development (17.9) (29.7) (6.9) 0.0 Launch services (39.7) (94.2) (10.6) 0.0 Insurance 0.0 (70.0) 0.0 0.0 Capex (Total) (15.7) (129.1) (144.7) (243.9) (18.4) 0.0 Cash Burn Before Interest Exp. (30.9) (177.1) (208.0) (309.1) (85.5) (69.1) Interest Expenses (1.4) (4.2) (5.6) Senior Secured Discount Notes (14.0%) (52.5) (105.0) (105.0) Hortus (Jul-08) Senior Unsecured Notes (18.0%) 0.0 (120.3) (120.3) Hortus (Jan-08) Senior Unsecured Notes (16.5%) 0.0 (11.2) (44.8) Notes Payable—Vendor (L + 400 bps) (3.9) (3.9) (3.9) Cash Burn ($32.3) ($181.3) ($213.6) ($365.5) ($325.9) ($343.2) Cash Burn Summary Beginning Cash $226.0 $44.7 $294.7 $29.2 ($296.8) Total Cash Burn (181.3) (365.5) (325.9) (343.2) Debt Financings / (Repayments)¹ 250.0 100.0 0.0 0.0 Ending Cash $226.0 $44.7 $294.7 $29.2 ($296.8) ($639.9) Source: Company filings Notes: ¹ Does not account for scheduled principal repayments Absent any expense deferrals, Sol will exhaust its cash position in the third quarter of 2010

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Debt Position Over Time By 3Q 2010, implied valuation of $0.27/MHz POP through total debt PF Current 3Q 2009 3Q 2010 (USD $mm’s) $ mm PF $/MHz POP $ mm PF $/MHz POP $ mm PF $/MHz POP Debt Senior Secured Discount Notes $651.7 $0.10 $698.1 $0.11 $750.0 $0.12 Notes Payable—Vendor 84.7 0.12 84.7 0.12 84.7 0.13 Notes Payable—Other 0.2 0.12 0.2 0.12 0.2 0.13 Total Secured Debt 736.5 0.12 783.0 0.12 834.8 0.13 16.5% Senior Unsecured PIK Notes1 181.4 0.15 196.7 0.16 231.2 0.17 18.0% Senior Unsecured Notes2 331.8 0.20 440.7 0.23 639.6 0.27 Total Debt $1,249.7 $0.20 $1,420.3 $0.23 $1,705.6 $0.27 Source: 2008 10-K and Q1 2009 10-Q SEC filings Notes: 1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09 2 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09 adjusted for $175mm issuance of new 18% Sr. Notes issued to Hortus 3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal value of the 18% senior unsecured notes in the table 4 Figure reflects cumulative sum of principal amount of note and all previous notes listed above divided by 6,294 MHz POPs

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DRAFT Privileged and Confidential Prepared at the Request of Counsel Valuation Matrix – Offer Price (US$) 2.00 2.80 3.00 3.50 4.00 4.50 5.00 5.50 6.00 Premium to Current Share Price ($2.80) (28.6%) 0.0% 7.1% 25.0% 42.9% 60.7% 78.6% 96.4% 114.3% Premium to 30 Day Average ($3.03) (33.9%) (7.4%) (0.8%) 15.7% 32.2% 48.7% 65.3% 81.8% 98.3% Premium to 6 Month Average ($2.95) (32.2%) (5.1%) 1.7% 18.7% 35.6% 52.6% 69.5% 86.5% 103.4% Shares Outstanding 138 138 138 138 138 138 138 138 138 Implied Equity Value (US$mm) 275 386 413 482 551 620 689 758 826 Less: 11% Ownership in Taurus (20) (20) (20) (20) (20) (20) (20) (20) (20) Implied Equity Value of Sol 255 366 393 462 531 600 669 737 806 Plus: Net Debt 849 849 849 849 849 849 849 849 849 Implied Adj. EV 1,104 1,214 1,242 1,311 1,380 1,448 1,517 1,586 1,655 Price for Total Minority Equity Shares (US$mm) $91 $128 $137 $160 $182 $205 $228 $251 $274 Notes: 1 Based on exchange rate of $1.620 / £ as of 07/10/2009 2 Reflects $576.2mm 2009 EBITDA based on Wall Street estimates Sol REDACTED REDACTED

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APPENDIX A Other Sol Considerations

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21 DRAFT Privileged and Confidential Prepared at the Request of Counsel BCE Ownership Interest and Relationship with Sol Source: Company filings Notes: 1 Based on given 46.2% effective interest in Sol (Canada) as reported in Sol 2008 10K BCE owns 22,105,400 non-voting shares of Sol – Sol acquired TMI Communications, a wholly owned subsidiary of BCE on January 5, 2007 – Sol issued the shares to BCE in exchange for TMI BCE cannot convert its shares into a voting stake in Sol – BCE’s shares are exchangeable for a like-number of voting shares – to convert, BCE must sell the shares in the open market or to a person who will not own 10% or more of Sol’s voting shares after purchasing BCE’s stake – converted, BCE’s stake would represent 16% of current Sol shares outstanding BCE owns 54% of Sol (Canada), a subsidiary of Sol¹ – Remaining 46.2% interest in Sol (Canada) is held by Sol LP, a wholly-owned subsidiary of Sol Ownership Interest Non-Interference Agreement BCE and Sol have a Non-Interference Agreement – BCE and Sol agree not to commit an “Interfering Act” defined as: 1. acting to impair the other party’s ability to use its L-Band spectrum licenses, including for ATC purposes 2. any effort to auction or license any L-Band spectrum – agreement expires Oct 2013 In exchange for BCE’s agreement, Sol agrees to the following operational considerations – if planning to acquire additional spectrum, Sol must provide 15 days notice to BCE – within 15 days of Sol’s notification, BCE has the right to make bid for same spectrum – BCE will provide 15 days notice to Sol of spectrum acquisition bids, however Sol may not bid on spectrum unless Sol buys out BCE of its interest in Holdco

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22 DRAFT Privileged and Confidential Prepared at the Request of Counsel Ignis – Sol Agreement Summary Cooperation Agreement Provisions On December 21, 2007, Sol and Ignis entered into a Cooperative Agreement intended to enable the re-banding and efficient reuse of a substantial segment of North American L-radio spectrum. Key matters addressed include: Coordination of Ignis’s and Sol’s respective next generation satellite systems covering North America (both the new Ignis 4s and the new Sol-1 and Sol-2 satellites), among other satellite networks Provisions for re-banding the parties’ L-Band spectrum in North America, which provide each party with increased contiguous spectrum bandwidth for their operations – this increased contiguity will occur in a phased approach, with certain phases dependent on the payment of designated amounts to Ignis by the Sol Parties, and upon the occurrence of various financial, regulatory and other governmental actions Provisions for increased flexibility in system operations and system enhancements (including improved filtering) that will result in greater protection from harmful interference for all relevant systems operations, and that progressively increases flexibility and supports more robust MSS/ATC operations Provisions for increased reuse of a substantial segment of North American Lband spectrum to support the deployment of new services and to provide increased innovation and customer service to all users throughout North America Settlement of outstanding regulatory disputes presently pending regarding the operation of certain L-band MSS and MSS/ATC services in the United States and Canada Establishment of a cooperative framework to address future coordination and technical issues between the parties Provisions for continued cooperation to address future business, technology, and spectrum issues, including further coordination and cooperation on business activities throughout North America Flexibility to market and operate devices which address growing wireless broadband demands while providing a next-generation satellite capability Pre-negotiated financial and operational terms for an option for the Sol Parties to obtain additional spectrum and technical flexibility for the deployment and operation of a 4-G ATC network For a period of two years following signing, upon receipt of a designated investment into Sol of $100 million or more, the Sol parties would be able to expand their trials and deployments to a broadband ATC trial using even wider spectrum bandwidths, on a specific designation of combined Ignis and Sol spectrum in a pre-agreed market – upon the designation of such an investment by the Sol parties, Sol is required to issue to Ignis $31.25 million of Sol voting stock Upon the achievement of certain events, including regulatory approvals and coordination among the other L-band operators, Sol and Sol Canada, would, over time, have the potential for coordinated access for up to 2 x 23 MHz (including large blocks of contiguous channels). Should Sol and Sol Canada elect to exercise these rights, the consideration due Ignis under such arrangement would include the following: – Phase 1: For the period between the Effective Date and September 1, 2011, the Sol Parties have the option, subject to certain conditions, to effect a transition to a modified band plan within an 18 to 30 month period. Such transition would lead to additional spectrum contiguity and more relaxed operating rules for the Sol Parties – over the timeframe of the transition, the Sol Parties will be required to make payments to Ignis of $250 million of cash and an additional $87.5 million of equity ($31.25 million at submission of Phase 1 notice plus $56.25 million at completion of Phase 1 implementation) – the Sol Parties also have the option to accelerate such transition time to up to 18 months rather than 30 months by immediately paying $50 million of the $250 million in cash payments – Phase 2: Following the exercise of the Phase 1 Option, between January 1, 2010 and January 1, 2013, the Sol Companies have the option for Ignis to modify its North American operations in a manner that will make additional spectrum available for ATC at a cost of $115 million per year, payable in quarterly installments, resulting in substantially more spectrum to the Sol Companies available for MSS/ATC – if the Sol Companies do not exercise the Phase 2 Option, then between January 1, 2013 and January 1, 2015, Ignis would have the option to require the Sol Parties to exercise the equivalent of the Phase 2 Option upon the same terms

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23 DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Board of Directors Jose A. Cecin Director Jeffrey M. Killeen Director Paul S. Latchford, Jr. Director William F. Stasior Director Michael D. Weiner Director Alexander H. Good Chairman, CEO & President Special Committee Source: Company filings

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24 DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Board of Directors Title Chairman, Chief Executive Officer and President Director Member of Audit Committee and Special Committee Director Member of Audit Committee, Compensation Committee and Special Committee Director Member of Compensation Committee Director Member of Audit Committee and Special Committee Director Officer Alexander H. Good Jeffrey M. Killeen Jose A. Cecin Paul S. Latchford, Jr. William F. Stasior Michael D. Weiner CEO and President, Sol (2004-Present) Prior – Executive Chairman, Affinity Internet – Executive Chairman, Nexverse Networks – Director, NextLevel Communications – Chairman and CEO, @Link Networks Professional History President and Founder, Lumina Advisors (2008-Present) Director – RCN Corporation – Arbinet-theexchange Inc. Chairman and Chief Executive Officer, Globalspec, Inc. (2002-Present) Director – drugstore.com – Executive Vice President, Bell Atlantic Corp. (now Verizon) – Senior Vice President of Corporate Development, Bell Atlantic Corporation – Chairman and CEO, Bell Atlantic International – Senior Vice President, Mtel Communications, Inc. and CEO of MTEL International Prior – Managing Director and Global Head of Communications Investment Banking, BB&T Capital Markets – Co-Founder and COO, Cambrian Communications – Founder, Wave International – Managing Director of Corporate Development, Bell Atlantic Corporation Prior – Chief Executive Offer, Forbes.com – Chief Operating Officer, barnesandnoble.com – President and Chief Executive Offer, Pacific Bell Interactive Media Co-Founder, President and Chief Executive Officer, Spencer Trask Media & Communications Group (1999- Present) Senior Chairman, Booz Allen & Hamilton (1999- Present) Director – OPNET Technologies, Inc. – Vanu, Inc. Chief Legal Officer and General Counsel, Ares Management, L.P. (2006-Present) Director – Hughes Communications, Inc. Prior – Principal Vice President for Global Business Development, Bechtel Group, Inc. – Vice President of Business Development – Asia Pacific Region, Bell Atlantic International Prior – Chairman and Chief Executive Officer, Booz Allen & Hamilton, Inc. Prior – General Counsel, Apollo Management, L.P. – Partner, Morgan, Lewis & Bockius Denotes member of Special Committee UBS

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25 DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol LP Board of Directors Source: FactSet Research Systems Gary M. Parsons Chairman Alexander H. Good Vice Chairman & CEO Jose A. Cecin Director Donald H. Gips Director Paul S. Latchford, Jr. Director Aaron J. Stone Director Matthew H. Nord Director

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APPENDIX B Sol Capitalization Considerations

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27 DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Capitalization Sol is highly levered with expensive debt, significant future issuance and high breakage costs We believe Hortus is the majority or near-majority Holder of Sol’s secured notes and sole Holder of Sol’s unsecured notes Book Value Price (USD $mm’s) 3/31/2009 Maturity Rate 7/10/2009 Yield Cash & Cash Equivalents $226.0 Debt Senior Secured Discount Notes 651.7 4/1/2013 14.00% 50.00 34.95% Notes Payable—Vendor 84.7 12/20/2010 L + 400 bps na na Notes Payable—Other 0.2 na na na na Total Secured Debt 736.5 16.5% Senior Unsecured PIK Notes1 181.4 5/13/2013 16.50% na na 18.0% Senior Unsecured Notes2 156.8 7/1/2013 18.00% na na Total Debt 1,074.7 Adjusted Shareholders’ Equity 385.6 Total Capitalization $1,460.4 Total Debt / Capitalization 73.6% Source: 2008 10-K and Q1 2009 10-Q SEC filings Notes: 1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09 2 Figure reflects notional principal amount of note and excludes $175mm issuance of new 18% Sr. Notes issued to Hortus 3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal value of the 18% senior unsecured notes in the table

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28 DRAFT Privileged and Confidential Prepared at the Request of Counsel Capitalization Structure Sol Inc. Common Stock – 49,022,787 voting shares – 59,958,499 nonvoting shares Warrants – Series 2-A Warrants exercisable for 2,689,734 (expire 8/19/09) – Warrants issued to Hortus in conjunction with 16.5% Senior Unsecured Notes exercisable for 9,144,038 – Warrants issued to Hortus in conjunction with Vendor Notes exercisable for 228,647 – Warrants issued to Hortus in conjunction with January and April 2009 tranches exercisable for 7,500,000 and 21,250,000 respectively Market value of $385.6 million Sol LP Sr. Secured Discount Notes: First-lien claim on substantially all of Sol LP’s assets Sr. Unsecured Notes: None Boeing: Boeing Satellites Collateral 100% ownership Source: Sol Filings and Management Presentation

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29 DRAFT Privileged and Confidential Prepared at the Request of Counsel Sol Covenant Summary Senior Secured Discount Notes & Senior Notes Indentures Summary Conclusions “Permitted Holders” definition under both Senior Notes Indentures includes Hortus Capital Partners Master Fund I, Ltd., Hortus Capital Partners Special Situation Fund, L.P. and their Affiliate; acquisition by one of these entities would not trigger a Change of Control. Permitted Holders definition under the Senior Discount Notes Indenture does not include the same carve-out April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates Indebtedness Incurrence test for Consolidated Leverage Ratio less than 6.0x, carve-outs for permitted indebtedness includes, but is not limited to: – General basket for up to $250 million, provided the Company shall have received at least a $1,000 million of Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company – General basket not to exceed the greater of (a) $500 million and (b) an amount equal to 125% of the Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company – Refinancing indebtedness – Subordinated Obligations used for the purchase, lease or improvement of property or equipment not to exceed $250 million – Indebtedness to Boeing Satellite Systems for the purchase of satellites from Being not to exceed $100 million Liens Carve-outs for permitted liens includes, but is not limited to: – Liens on the Collateral to secure Additional Secured Obligations permitted under the $250 million general indebtedness basket – Liens on the Collateral to secure the Senior Secured Discount Notes – Liens to secure any Refinancing (limited to the same property and assets) Restricted Payments The aggregate amount of Restricted Payments since the Issue Date is limited to: – 100% of the Consolidated Operating Cash Flow, plus – 100% of the Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock, subsequent to the Issue Date, plus – Amount of Indebtedness on balance sheet exchanged for or converted into Capital Stock of then Company, plus – Amount equal to the sum of (i) net reduction in Investments (excluding Permitted Investments) in any Person resulting from repurchases, repayments or redemptions and (ii) fair value of the net assets of an Unrestricted Entity upon designation to a Restricted Entity Change-of Control Person or group (other than one or more Permitted Holders) acquires more than 50% of the total voting power of the General Partner or more than 50% of the total economic or voting power of the Capital Stock of the Company On or after the occurrence of an Public Offering, the individuals who on the Issue Date constituted the Board of Directors together with new directors, cease to constitute a majority of the Board of Directors Adoption of a plan relating to the liquidation or dissolution of the Company Merger or consolidation of the Company or General Partner into or with another Person (other than one or more Permitted Holders) or the sale of substantially all of the assets – Excluded transactions are those in which holder of securities that represented 100% of the Voting Stock of the General Partner and 100% of the Capital Stock of the Company prior to the transactions hold… – At least a majority of the voting power of the Voting Stock of the surviving Person – At least a majority of the economic or voting power of the Capital Stock of the surviving Person

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30 DRAFT Privileged and Confidential Prepared at the Request of Counsel April 2008 Waiver April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates Sol Communications, Inc. Form 8-K Disclosure: On April 9, 2008, Amendment Number 3 to Schedule 13D (the “Hortus Schedule 13D”) was filed with the Securities and Exchange Commission (the “SEC”) by Hortus Capital Partners Master Fund I, Ltd. (the “Master Fund”), Hortus Special Situations Fund, LP (the “Special Fund” and, together with the Master Fund, “Hortus”) and certain of their affiliates, reporting that as of April 9, 2008, the Master Fund may be deemed the beneficial owner of 20,312,665 shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), of Sol Communications, Inc. (the “Company”), constituting 47.5% of the outstanding shares of Voting Common Stock, and reporting the beneficial ownership of shares of Voting Common Stock by certain other affiliates of Hortus The following summary of the transactions that may constitute a change in control of the Company is based solely on, and is qualified in its entirety by reference to, the Hortus Schedule 13D. Other than as described under this Item 5.01, the Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company On April 7, 2008, Hortus and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC (collectively, the “Apollo Stockholders”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Hortus agreed to purchase from the Apollo Stockholders, for an aggregate purchase price of $164,081,290 (the “Purchase Price”): – 10,224,532 shares of Voting Common Stock (the “Voting Shares”), – 6,173,597 shares of non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”), of the Company (the “Non-Voting Shares”), – 234,633 Series 1-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 652,711 shares of Voting Common Stock at an exercise price of $20.39 per share, subject to adjustment (the “Series 1-A Warrants”), and – 9,810,033 Series 2-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 2,560,182 shares of Voting Common Stock at an exercise price of $25.85 per share, subject to adjustment (the “Series 2- A Warrants” and, together with the Series 1-A Warrants, the “Warrants”). The indenture governing the 14% senior secured discount notes due 2013 (the “Notes”) of Mobile Satellite Ventures LP and Sol Finance Co. (together, the “Note Issuers”) requires the Note Issuers to offer to repurchase the Notes following a change of control (as defined in the Note indenture). Effective April 2, 2008, the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding irrevocably waived compliance by the Note Issuers and the Note guarantors with any provisions of the indenture that would, but for such waivers, require the Note Issuers to offer to repurchase or to repurchase any of the Notes due to a change of control caused by the acquisition of beneficial ownership of Voting Common Stock or Non-Voting Common Stock by Hortus or any of its affiliates. Such waivers by their terms do not apply to any change of control other than a change of control that may be caused by Hortus’s acquisition of Voting Common Stock or Non-Voting Common Stock as described above REDACTED FOR PRIVILEGE

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31 DRAFT Privileged and Confidential Prepared at the Request of Counsel This presentation has been prepared by UBS Securities LLC (“UBS”) for the exclusive use of the party to whom UBS delivers this presentation (together with its subsidiaries and affiliates, the “Client”) using information provided by the Client and other publicly available information. UBS has not independently verified the information contained herein, nor does UBS make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS from the information provided by the Client and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS expressly disclaims any and all liability relating or resulting from the use of this presentation. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Client should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Client should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Client may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. This presentation has been prepared on a confidential basis solely for the use and benefit of the Client; provided that the Client and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Client and those persons retained to advise the Client, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

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